Exhibit 99.1

For Further Information Contact

Julie Bimmerman (404) 888-2103

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FOURTH QUARTER 2022 FINANCIAL RESULTS

Strong revenue growth drives 26.1% increase in quarterly net income

ATLANTA, GEORGIA, February 15, 2023: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for its fourth quarter and twelve months ended December 31, 2022.

Quarterly Highlights

●	Fourth quarter revenues were $661.4 million, an increase of 10.2% over the fourth quarter 2021 with organic revenues* increasing 6.9%. The stronger dollar versus foreign currencies in countries where we operate reduced revenues by 70 basis points during the quarter.
●	Quarterly operating income was $119.9 million, an increase of 28.5% over the fourth quarter of 2021. Quarterly operating margin was 18.1% of revenue, an increase of approximately 260 basis points compared to the fourth quarter of 2021. Adjusted EBITDA* was $145.9 million for the quarter, an increase of 19.5%. Adjusted EBITDA was 22.1% of sales, an increase of approximately 180 basis points compared to the fourth quarter of 2021.
●	Quarterly net income was $84.3 million, an increase of 26.1% over the prior year GAAP net income and 17.4% over prior year adjusted net income*. Quarterly EPS was $0.17 per diluted share, an increase over the prior year GAAP EPS of $0.14 and prior year adjusted EPS* of $0.15.
●	Operating cash flow was $123.4 million, increasing 19.9% compared to the same quarter a year ago.

Full Year Highlights

●	Full year revenues were $2,695.8 million, an increase of 11.2% over 2021 with organic revenues* increasing 7.8%. The stronger dollar versus foreign currencies in countries where we operate reduced revenues by 40 basis points during the year.
●	Operating income was $493.4 million, an increase of 10.2% over 2021. Operating margin was 18.3% of revenue, a decrease of 20 basis points compared to 2021. Adjusted EBITDA* was $592.9 million for the year, an increase of 8.5%. Adjusted EBITDA was 22.0% of sales, a decrease of 50 basis points compared to 2021.
●	Full year net income was $368.6 million, an increase of 3.4% over the prior year GAAP net income and 8.0% over the prior year adjusted net income*. Full year EPS was $0.75 per diluted share, an increase from GAAP EPS of $0.72 and adjusted EPS* of $0.69 in the prior year.
●	Operating cash flow was $465.9 million, increasing 16% compared to 2021.
●	The Company invested $30.6 million in capital expenditures, $119.2 million in acquisitions and paid dividends totaling $211.6 million for the year. In 2021, the Company invested $27.2 million in capital expenditures, $146.1 million in acquisitions and paid dividends totaling $208.7 million.

Comments from Management

"Our fourth quarter results reflect the continued focus on execution by our team across our business", said Gary Rollins, Chairman. As we closed out 2022, we continued to see favorable demand for our services with very healthy growth across all major service lines. The team did an excellent job delivering a strong finish to the year. We have consistently grown revenue and 2022 represented another strong year for growth," Mr. Rollins said.

"Cash flow generation was strong, and our balance sheet positions us well to continue to drive growth through acquisitions while maintaining our balanced approach to capital allocation," Mr. Rollins said.

“As we start 2023, I warmly welcome Jerry Gahlhoff as our new CEO. With his deep industry and technical knowledge, outstanding leadership and steadfast focus on operations and service excellence, I have the utmost confidence in Jerry’s abilities to grow our company and create value for all our stakeholders. I look forward to watching Jerry position Rollins for continued success in the future,” said Mr. Rollins.

“I am honored and humbled to serve our company in the role of CEO. I have enormous gratitude for the winning tradition and legacy set forth by Gary Rollins and I plan to follow his precedent. I am very excited about opportunities to build on our stable foundation and accelerate our growth,” said Mr. Gahlhoff.

"We are well positioned to continue to deliver strong results in 2023 and beyond. The demand environment remains healthy, and the team is focused on driving organic and inorganic growth while improving profitability through disciplined service delivery," Mr. Gahlhoff concluded.

About Rollins, Inc.:

Rollins, Inc. (ROL) is a premier global consumer and commercial services company.  Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 17,000 employees from more than 800 locations. Rollins is parent to Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services,

Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, Missquito, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

*Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this press release and on our earnings call, may contain forward- looking statements that involve risks and uncertainties concerning the business and financial results of Rollins, Inc. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Such forward looking statements include, but are not limited to, statements regarding the Company's belief that its balance sheet positions the Company well to continue to drive growth through acquisitions while maintaining a balanced approach to capital allocation, management’s confidence in the CEO’s abilities to grow the Company, create value for all the stakeholders and position the Company for continued success in the future, opportunities to build on the Company’s stable foundation and accelerate its growth, that the Company is well positioned to continue to deliver strong results in 2023 and beyond, and the Company’s focus on driving organic and inorganic growth while improving profitability through disciplined service delivery.

Our actual results could differ materially from those indicated by the forward-looking statements because of various risks, timing and uncertainties including, without limitation, the failure to maintain and enhance our brands and develop a positive client reputation; our ability to protect our intellectual property and other proprietary rights that are material to our business and our brand recognition; actions taken by our franchisees, subcontractors or vendors that may harm our business; general economic conditions; the effects of a pandemic,  such as the COVID- 19 pandemic, or other major public health concern on the Company's business, results of operations, accounting assumptions and estimates and financial condition; adverse economic conditions, including, without limitation, market downturns, inflation and restrictions in customer discretionary expenditures, increases in interest rates or other disruptions in credit or financial markets, increases in fuel prices, raw material costs or other operating costs; potential increases in labor costs; labor shortages and/or our inability to attract and retain skilled workers; competitive factors and pricing practices; changes in industry practices or technologies; the degree of success of our termite process reforms and pest control selling and treatment methods; our ability to identify, complete and successfully integrate potential acquisitions; unsuccessful expansion into international markets; climate change and unfavorable weather conditions; a breach of data security resulting in the unauthorized access of personal, financial, proprietary, confidential or other personal data or information about our customers, employees, third parties, or of our proprietary confidential information; damage to our brands or reputation; new or proposed regulations regarding climate change; any noncompliance with, changes to, or increased enforcement of various government laws and regulations, including environmental regulations; possibility of an adverse ruling against us in pending litigation, regulatory action or investigation;; the adequacy of our insurance coverage to cover all significant risk exposures; the effectiveness of our risk management and safety program; general market risk; management's substantial ownership interest and its impact on public stockholders and the availability of the Company's common stock to the investing public; and the existence of certain anti-takeover provisions in our governance documents, which could make a tender offer, change in control or takeover attempt that is opposed by the Company's Board of Directors more difficult or expensive. All of the foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. The Company does not undertake to update its forward-looking statements.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

(unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$95,346	$105,301
Trade receivables, net	155,759	139,579
Financed receivables, short-term, net	33,618	26,152
Materials and supplies	29,745	28,926
Other current assets	34,151	52,422
Total current assets	348,619	352,380
Equipment and property, net	128,046	133,257
Goodwill	846,704	786,504
Customer contracts, net	298,559	301,914
Trademarks and tradenames, net	111,646	108,976
Other intangible assets, net	8,543	11,679
Operating lease right-of-use assets	277,355	244,784
Financed receivables, long-term, net	63,523	47,097
Other assets	39,033	34,949
Total assets	$2,122,028	$2,021,540
LIABILITIES
Accounts payable	42,796	44,568
Accrued insurance - current	39,534	36,414
Accrued compensation and related liabilities	99,251	97,862
Unearned revenues	158,092	145,122
Operating lease liabilities - current	84,543	75,240
Current portion of long-term debt	15,000	18,750
Other current liabilities	54,568	73,206
Total current liabilities	493,784	491,162
Accrued insurance, less current portion	38,350	31,545
Operating lease liabilities, less current portion	196,888	172,520
Long-term debt	39,898	136,250
Other long-term accrued liabilities	85,911	78,846
Total liabilities	854,831	910,323
STOCKHOLDERS’ EQUITY
Common stock	492,448	491,911
Retained earnings and other equity	774,749	619,306
Total stockholders’ equity	1,267,197	1,111,217
Total liabilities and stockholders’ equity	$2,122,028	$2,021,540

Certain consolidated financial statement amounts relative to prior periods have been revised, the effects of which are immaterial. See the appendix to this release for a discussion of this revision including a reconciliation to the previous reported amounts.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
REVENUES
Customer services	$661,390	$600,343	$2,695,823	$2,424,300
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	327,613	297,729	1,308,399	1,162,617
Sales, general and administrative	190,828	187,538	802,710	727,489
Depreciation and amortization	23,033	21,774	91,326	86,558
Total operating expenses	541,474	507,041	2,202,435	1,976,664
OPERATING INCOME	119,916	93,302	493,388	447,636
Interest expense (income), net	344	(504)	2,638	830
Other income, net	(2,997)	(2,081)	(8,167)	(35,679)
CONSOLIDATED INCOME BEFORE INCOME TAXES	122,569	95,887	498,917	482,485
PROVISION FOR INCOME TAXES	38,300	29,080	130,318	125,920
NET INCOME	$84,269	$66,807	$368,599	$356,565
NET INCOME PER SHARE - BASIC AND DILUTED	$0.17	$0.14	$0.75	$0.72
Weighted average shares outstanding - basic	492,344	492,041	492,300	492,054
Weighted average shares outstanding - diluted	492,457	492,041	492,413	492,054

Certain consolidated financial statement amounts relative to prior periods have been revised, the effects of which are immaterial. See the appendix to this release for a discussion of this revision including a reconciliation to the previous reported amounts.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW INFORMATION

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
OPERATING ACTIVITIES
Net income	$84,269	$66,807	$368,599	$356,565
Depreciation and amortization	23,033	21,774	91,326	86,558
Change in working capital and other operating activities	16,090	14,313	6,005	(41,318)
Net cash provided by operating activities	123,392	102,894	465,930	401,805
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(8,770)	(106,406)	(119,188)	(146,098)
Capital expenditures	(7,707)	(7,163)	(30,628)	(27,194)
Other investing activities, net	5,714	3,500	15,675	74,327
Net cash used in investing activities	(10,763)	(110,069)	(134,141)	(98,965)
FINANCING ACTIVITIES
Net debt repayments	(70,000)	87,000	(100,000)	(48,000)
Payment of dividends	(63,982)	(88,979)	(211,618)	(208,656)
Other financing activities	(5,750)	(3,492)	(24,399)	(33,503)
Net cash used in financing activities	(139,732)	(5,471)	(336,017)	(290,159)
Effect of exchange rate changes on cash and cash equivalents	572	292	(5,727)	(5,857)
Net (decrease) increase in cash and cash equivalents	$(26,531)	$(12,354)	$(9,955)	$6,824

Certain consolidated financial statement amounts relative to prior periods have been revised, the effects of which are immaterial. See the appendix to this release for a discussion of this revision including a reconciliation to the previous reported amounts.

APPENDIX

Reconciliation of GAAP and non-GAAP Financial Measures

The Company has used the non-GAAP financial measures of organic revenues, adjusted EBITDA, adjusted net income and adjusted earnings per share (“EPS”) in this earnings release, and the non-GAAP financial measures of organic revenues by type, and free cash flow in today’s conference call. Organic revenue is calculated as revenue less acquisition revenue. Acquisition revenue is based on the trailing 12-month revenue of our acquired entities. These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP.

Management uses adjusted net income, adjusted EPS and adjusted EBITDA as measures of operating performance because these measures allow the Company to compare performance consistently over various periods without regard to the impact of the property disposition gains from the 2019 acquisition of Clark Pest Control of Stockton, Inc., and the settlement of the SEC matter. Management also uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions. Management uses free cash flow, which is calculated as net cash provided by operating activities less capital expenditures, to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of non-GAAP financial measures used in today’s earnings release and conference call with their most comparable GAAP measures.

(unaudited, in thousands except EPS)

	Three Months Ended				Year Ended
	December 31,				December 31,
			Variance				Variance
	2022	2021	$	%	2022	2021	$	%
Reconciliation of Net Income to Adjusted Net Income and EPS
Net income	$84,269	$66,807	$17,462	26.1	$368,599	$356,565	$12,034	3.4
Property disposition gains (net of tax $23,230)	—	—	—	—	—	(31,517)	31,517	—
SEC matter[1]	—	5,000	(5,000)	—	—	8,000	(8,000)	—
Adjusted income taxes on excluded items	—	—	—	—	—	8,287	(8,287)	—
Adjusted net income	$84,269	$71,807	$12,462	17.4	$368,599	$341,335	$27,264	8.0
Adjusted earnings per share - basic and diluted	$0.17	$0.15	$0.02	13.3	$0.75	$0.69	$0.06	8.7
Weighted average shares outstanding - basic	492,344	492,041	303	0.1	492,300	492,054	246	0.0
Weighted average shares outstanding - diluted	492,457	492,041	416	0.1	492,413	492,054	359	0.1

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$84,269	$66,807	$17,462	26.1	$368,599	$356,565	$12,034	3.4
Depreciation and amortization	23,033	21,774	1,259	5.8	91,326	86,558	4,768	5.5
Interest expense, net	344	(504)	848	(168.3)	2,638	830	1,808	217.8
Provision for income taxes	38,300	29,080	9,220	31.7	130,318	125,920	4,398	3.5
EBITDA	145,946	117,157	28,789	24.6	592,881	569,873	23,008	4.0
Property disposition gains	—	—	—	—	—	(31,517)	31,517	—
SEC matter	—	5,000	(5,000)	—	—	8,000	(8,000)	—
Adjusted EBITDA	$145,946	$122,157	$23,789	19.5	$592,881	$546,356	$46,525	8.5

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$123,392	$102,894	$20,498	19.9	$465,930	$401,805	$64,125	16.0
Capital expenditures	(7,707)	(7,163)	(544)	(7.6)	(30,628)	(27,194)	(3,434)	(12.6)
Free cash flow	$115,685	$95,731	$19,954	20.8	$435,302	$374,611	$60,691	16.2

1These amounts were not tax deductible for state or federal purposes.

Certain consolidated financial statement amounts relative to prior periods have been revised, the effects of which are immaterial. See the appendix to this release for a discussion of this revision including a reconciliation to the previous reported amounts.

(unaudited, in thousands)

	Three Months Ended				Year Ended
	December 31,				December 31,
			Variance
	2022	2021	$	%	2022	2021	$	%
Reconciliation of Revenues to Organic Revenues
Revenues	$661,390	$600,343	61,047	10.2	$2,695,823	$2,424,300	271,523	11.2
Revenue growth from acquisitions	(19,743)	—	(19,743)	—	(81,491)	—	(81,491)	—
Organic revenues	$641,647	600,343	41,304	6.9	$2,614,332	2,424,300	190,032	7.8

Reconciliation of Residential Revenues to Organic Residential Revenues
Residential revenues	$290,043	$267,816	22,227	8.3	$1,212,491	$1,103,687	108,804	9.9
Residential revenues from acquisitions	(11,057)	—	(11,057)	—	(46,874)	—	(46,874)	—
Residential organic revenues	$278,986	$267,816	11,170	4.2	$1,165,617	$1,103,687	61,930	5.7

Reconciliation of Commercial Revenues to Organic Commercial Revenues
Commercial revenues	$231,091	$211,213	19,878	9.4	$914,839	$829,396	85,443	10.3
Commercial revenue growth from acquisitions	(3,855)	—	(3,855)	—	(13,713)	—	(13,713)	—
Commercial organic revenues	$227,236	$211,213	16,023	7.6	$901,126	$829,396	71,730	8.6

Reconciliation of Termite Revenues to Organic Termite Revenues
Termite revenues	$130,699	$114,262	16,437	14.4	$536,854	$465,053	71,801	15.4
Termite revenues from acquisitions	(4,831)	—	(4,831)	—	(20,904)	—	(20,904)	—
Termite organic revenues	$125,868	$114,262	11,606	10.2	$515,950	$465,053	50,897	10.9

	Three Months Ended				Year Ended
	December 31,				December 31,
			Variance
	2021	2020	$	%	2021	2020	$	%
Reconciliation of Revenues to Organic Revenues
Revenues	$600,343	$536,292	64,051	11.9	$2,424,300	$2,161,220	263,080	12.2
Revenue growth from acquisitions	(15,910)	—	(15,910)	—	(58,587)	—	(58,587)	—
Organic revenues	$584,433	536,292	48,141	8.9	$2,365,713	2,161,220	204,493	9.5

Reconciliation of Residential Revenues to Organic Residential Revenues
Residential revenues	$267,816	$239,311	28,505	11.9	$1,103,687	$977,470	126,217	12.9
Residential revenues from acquisitions	(8,429)	—	(8,429)	—	(28,130)	—	(28,130)	—
Residential organic revenues	$259,387	$239,311	20,076	8.4	$1,075,557	$977,470	98,087	10.0

Reconciliation of Commercial Revenues to Organic Commercial Revenues
Commercial revenues	$211,213	$189,572	21,641	11.4	$829,396	$752,349	77,047	10.2
Commercial revenue growth from acquisitions	(3,949)	—	(3,949)	—	(20,748)	—	(20,748)	—
Commercial organic revenues	$207,264	$189,572	17,692	9.3	$808,648	$752,349	56,299	7.4

Reconciliation of Termite Revenues to Organic Termite Revenues
Termite revenues	$114,262	$100,593	13,669	13.6	$465,053	$406,782	58,271	14.3
Termite revenues from acquisitions	(3,532)	—	(3,532)	—	(9,709)	—	(9,709)	—
Termite organic revenues	$110,730	$100,593	10,137	10.1	$455,344	$406,782	48,562	11.9

Certain consolidated financial statement amounts relative to prior periods have been revised, the effects of which are immaterial, to correct the Company’s application of Accounting Standards Codification (“ASC”) 805, “Business Combinations,” with respect to certain acquisitions occurring between 2012 and 2019, which resulted in adjustments to the fair values of customer contracts and contingent consideration related to these acquisitions. The Company assessed the materiality of this correction to prior periods’ consolidated financial statements in accordance with Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 99, “Materiality,” SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” and “Presentation of Financial Statements,” codified in ASC 250. The Company concluded that the correction was not material to prior periods and therefore, amendments of previously filed reports are not required. In accordance with ASC 250, the Company corrected prior periods presented herein by revising the financial statement line item amounts previously issued in SEC filings. The impact of this revision on the Company’s previously reported condensed consolidated financial statements is as follows:

(unaudited, in thousands except EPS)

	At December 31, 2021
	As reported	Adjustment	As revised
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
Goodwill	$721,819	$64,685	$786,504
Customer contracts, net	325,929	(24,015)	301,914
Total assets	1,980,870	40,670	2,021,540
Other long-term accrued liabilities	67,345	11,501	78,846
Total liabilities	898,822	11,501	910,323
Retained earnings and other equity	590,137	29,169	619,306
Total stockholders' equity	1,082,048	29,169	1,111,217
Total liabilities and stockholders' equity	1,980,870	40,670	2,021,540

	Three Months Ended			Year Ended
	December 31, 2021			December 31, 2021
	As reported	Adjustment	As revised	As reported	Adjustment	As revised
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
COSTS AND EXPENSES
Depreciation and amortization	23,686	(1,912)	21,774	94,205	(7,647)	86,558
Total operating expenses	508,953	(1,912)	507,041	1,984,311	(7,647)	1,976,664
Operating income	91,390	1,912	93,302	439,989	7,647	447,636
Consolidated income before income taxes	93,975	1,912	95,887	474,838	7,647	482,485
Provision for income taxes	28,638	442	29,080	124,151	1,769	125,920
Net income	65,337	1,470	66,807	350,687	5,878	356,565
Net income per share - basic and diluted	0.13	0.01	0.14	0.71	0.01	0.72

	Three Months Ended			Year Ended
	December 31, 2021			December 31, 2021
	As reported	Adjustment	As revised	As reported	Adjustment	As revised
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
OPERATING ACTIVITIES
Net income	$65,337	$1,470	$66,807	$350,687	$5,878	$356,565
Depreciation and amortization	23,686	(1,912)	21,774	94,205	(7,647)	86,558
Change in working capital and other operating activities	13,871	442	14,313	(43,087)	1,769	(41,318)
Net cash provided by operating activities	102,894	—	102,894	401,805	—	401,805

  CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Fourth Quarter 2022 results on

Thursday, February 16, 2023 at:

8:30 a.m. Eastern

7:30 a.m. Central

6:30 a.m. Mountain

5:30 a.m. Pacific

TO PARTICIPATE:

Please dial 1-877-869-3839 domestic;

1-201-689-8265 international

with conference ID of 13735127

at least 5 minutes before start time.

REPLAY: available through February 23, 2023

Please dial 1-877-660-6853 / 1-201-612-7415, Passcode 13735127

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.rollins.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com